Exhibit 99

                       Information Regarding Joint Filers

Designated Filer of Form 4:  Daniel Zeff

Date of Earliest Transaction Required to be Reported:  December 27, 2007

Issuer Name and Ticker Symbol:      Document Sciences Corp. (DOCX)

Names: Zeff Holding Company, LLC, Zeff Capital Partners I, L.P. and Spectrum Galaxy Fund Ltd.

Address:          50 California Street
                  Suite 1500
                  San Francisco, CA 94111


Signatures:

The undersigned, Zeff Holding Company, LLC, Zeff Capital Partners I, L.P. and Spectrum Galaxy Fund Ltd., are jointly filing the attached Statement of Changes in Beneficial Ownership of Securities on Form 4 with Daniel Zeff with respect to the beneficial ownership of securities of Document Sciences Corp.

ZEFF HOLDING COMPANY, LLC               ZEFF CAPITAL PARTNERS I, L.P                           SPECTRUM GALAXY FUND LTD.

                                        By:  Zeff Holding Company, LLC, as general partner


By:                                     By:                                                    By:
   --------------------------------         -------------------------------------                 ---------------------------------
   Name:  Daniel Zeff                       Name:  Daniel Zeff                                    Name:  Dion R. Friedland
   Title:     Manager                       Title:     Manager                                    Title:     Director
